Exhibit 10.22
AWARD FOR EMPLOYEE WITH EMPLOYMENT AGREEMENT
COGDELL SPENCER INC.
2005 LONG TERM INCENTIVE COMPENSATION PLAN
OPTION AWARD AGREEMENT
     AGREEMENT by and between Cogdell Spencer Inc., a Maryland corporation (the “Company”) and                      (the “Optionee”), dated as of the ___day of ___, 2005.
     WHEREAS, the Company maintains the Cogdell Spencer Inc. 2005 Long Term Incentive Compensation Plan (as amended from time to time, the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);
     WHEREAS, the Optionee is an employee of the Company or its Subsidiaries; and
     WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant a stock option to the Optionee subject to the terms and conditions set forth below.
     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1.	Grant of Stock Option.
     The Company hereby grants the Optionee an Option to purchase       shares of Common Stock, subject to the following terms and conditions and subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety.
     The Option is not intended to be and shall not be qualified as an “incentive stock option” under Section 422 of the Code.
2.	Option Price.
     The Option Price per Share shall be $___.
3.	Initial Exercisability.

(a)	Subject to paragraph 5 below, the Option, to the extent that there has been no termination of the Optionee’s employment and the Option has not otherwise expired or been forfeited, shall become exercisable as follows:

For the Period Ending On	Percent of the Grant Exercisable

[first anniversary of the date of the agreement]	25%

[second anniversary of the date of the agreement]	25%

[third anniversary of the date of the agreement]	25%

[fourth anniversary of the date of the agreement]	25%
(b)	Notwithstanding the foregoing, the Option shall also become exercisable and otherwise vested (i) if and as provided in the employment agreement between the Optionee and the Company, dated as of ___, as amended from time to time (the “Employment Agreement”) to the same extent as they would were the provisions of the Employment Agreement relating to such exercisability and vesting applicable by their terms to the Options, if and to the extent the Employment Agreement is in effect at the relevant time, and nothing herein shall limit any of the Optionee’s rights under the Employment Agreement and (ii) upon a Change in Control while the Optionee is employed.

4.	Exercisability Upon and After Termination of Optionee.

(a)	In the event of the Optionee’s Termination of Service other than a termination by the Company and its Subsidiaries for Cause (as defined in the Employment Agreement, if and to the extent the Employment Agreement is in effect at the relevant time) or termination by reason of death, Retirement or Disability, no exercise of the Option may occur after the expiration of the three-month period to follow such termination, or if earlier, the expiration of the term of the Option set forth in paragraph 5 below; provided that, if the Optionee should die after a Termination of Service, such termination being for a reason other than Disability or Retirement, but while the Option is still in effect, the Option (if and to the extent otherwise exercisable under paragraph 3(a) above) may be exercised in the manner provided by the Plan until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires in accordance with paragraph 5 below.

(b)	In the event the Optionee has a Termination of Service on account of death, Disability or Retirement, the Option (whether or not otherwise exercisable) may be exercised until the earlier of (i) one year from the date of the Termination of Service of the Optionee, or (ii) the date on which the term of the Option expires as provided under paragraph 5 below.

(c)	Notwithstanding any other provision of this Agreement, the Optionee has a Termination of Service by the Company, a Subsidiary or affiliate for Cause, the Optionee’s Options, to the extent then unexercised, shall thereupon cease to be exercisable and shall be forfeited forthwith (whether or not the Options were exercisable previously).

(d)	Other than as specified below, no Option (or portion thereof) which had not become exercisable at the time of cessation of employment shall ever be or become exercisable. No provision of this paragraph 4 is intended to or shall permit the exercise of the Option to the extent the Option was not exercisable upon cessation of employment.

(e)	The Committee may, in its sole discretion, accelerate all or a portion of the vesting of any Option upon the cessation of the Optionee’s employment for any reason (other than a termination by the Company for Cause).

5.	Term.
     Unless earlier forfeited, the Option shall, notwithstanding any other provision of this Agreement, expire in its entirety upon the 10th anniversary of the date hereof. The Option shall also expire and be forfeited at such earlier times and in such circumstances as otherwise provided hereunder or under the Plan.
6.	Miscellaneous.

(a)	THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified except by a written agreement executed by the parties hereto or their respective successors and legal representatives. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(b)	The Committee may make such rules and regulations and establish such procedures for the administration of this Agreement as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret this Agreement, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law, provided that the Committee’s interpretation shall not be entitled to deference on and after a Change in Control except to the extent that such interpretations are made exclusively by members of the Committee who are individuals who served as Committee members before the Change in Control. In the event of any dispute or disagreement as to the interpretation of this Agreement or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to this Agreement, the decision of the Committee shall be final and binding upon all persons.

(c)	All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Optionee, shall be delivered personally, sent by email or facsimile transmission or mailed to the Optionee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this paragraph 6(c).

(d)	The failure of the Optionee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Optionee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(e)	The Optionee agrees that, at the request of the Committee, the Optionee shall represent to the Company in writing that the Shares being acquired are acquired for investment only and not with a view to distribution and that such Shares will be disposed of only if registered for sale under the Securities Act or if there is an available exemption for such disposition. The Optionee expressly understands and agrees that, in the event of such a request, the making of such representation shall be a condition precedent to receipt of Shares upon exercise of the Option.
(f)	Nothing in this Agreement shall confer on the Optionee any right to continue in the employ of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate the Optionee’s employment at any time.

(g)	This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto, other than the Employment Agreement if and to the extent the Employment Agreement is in effect at the relevant time.
     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement as of the day and year first above written.

COGDELL SPENCER INC.
By:

Name:

Title:

[Optionee’s Name]

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